Exhibit T3A-23

5/17/2013 15:56 602-249-0821 602-249-0821

ARTICLES OF ORGANIZATION

FOR

COLUMBIA CARE — ARIZONA, PRESCOTT, L.L.C.

1.	The name of this limited liability company is:

Columbia Care — Arizona, Prescott, L.L.C.

2.	The address of the known place of business is:

2942 North 24th Street, Suite 114

Phoenix, Arizona 85016

3.	The statutory agent’s name and address is:

Corporation Service Company

2338 West Royal Palm Road, Suite J

Phoenix, Arizona 85021

4.	This limited liability company is organized to transact any and all lawful business for which a limited liability company may be organized under Arizona law.

5.	This limited liability company is perpetual.

6.	Management of this limited liability company is vested in managers, whose name and business address are:

Nicholas Vita

2942 North 24th Street, Suite 114

Phoenix, Arizona 85016

Michal Abbott

2942 North 24th Street, Suite 114

Phoenix, Arizona 85016

Sean Gabriel

2942 North 24th Street, Suite 114

Phoenix, Arizona 85016

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Rick Genderson

2942 North 24th Street, Suite 114

Phoenix, Arizona 85016

Linda Shaugnessy

2942 North 24th Street, Suite 114

Phoenix, Arizona 85016

Jean Matherly

2942 North 24th Street, Suite 114

Phoenix, Arizona 85016

Cassandra J. Matherly

2942 North 24th Street, Suite 114

Phoenix, Arizona 85016

7.	The name and address of each member who owns a twenty percent or greater interest in the capital or profits of the limited liability company are:

Columbia Care — Arizona, Prescott DE, L.L.C.

2771 Centerville Road, Suite 400

Wilmington, Delaware 19808

Linda Shaugnessy

2942 North 24th Street, Suite 114

Phoenix, Arizona 85016

Jean Matherly

2942 North 24th Street, Suite 114

Phoenix, Arizona 85016

DATED this 11th day of April, 2013.

By:	/s/ Nick Vita
Nick Vita, Manager

By:	/s/ Michael Abbott
Michael Abbott, Manager

By:	/s/ Sean Gabriel
Sean Gabriel, Manager

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By:	/s/ Rick Genderson
Rick Genderson, Manager

By:	/s/ Linda Shaughnessy
Linda Shaughnessy, Manager

By:	/s/ Jean matnealy
Jean Matherly, Manager

By:	/s/ Cassandra J. Matherly
Cassandra J. Matherly, Manager

Corporation Service Company, having been designated to act as Statutory Agent of Columbia Care — Arizona, Prescott, L.L.C. hereby consent to act in that capacity until removal or resignation is submitted in accordance with Arizona Revised Statutes.

By:	/s/ Tina Qualls	Date : 5/17/2013
Tina Qualls, Asst. Secretary
Corporation Service Company

Check # 435 MOD Acct # SELECT PAYMENT TYPE: Check El Cash El M.O.D. Account El Credit Card p No fee required Check Amount $ Cash Amount $ Mod Amount (s 85.00 CC Amount _ 5/17/2013 15:56 602-249-0821 602-249-0821 a 1/4 ARIZONA CORPORATION COMMISSION CORPORATIONS DIVISION COVER SHEET USE A SEPARATE COVER SHEET FOR EACH DOCUMENT ARE YOU FILING: New Entity 7 Change to existing entity LI Re-submission/Correction PLEASE COMPLETE ALL APPROPRIATE SECTIONS Type in CorpILLC Name: COLUMBIA CARE—ARIZONA, PRESCOTT, L.L.C. FILING TYPE REGULAR SERVICE FEE EXPEDITED SERVICE FEE of Domestication • $100.00 1 $135.00 • IArticles Articles of Incorporation (Profit) I $ 60.00 1U $ 95.00 Articles of Incorporation (Non Profit) • $ 40.00 I $ 75.00 gl I Articles of Organtzation (Limited Liability Compan $ 50.00 1151 $ 85.00 • Application For Authority (Business) • II $175.00 I• $210.00 tf,4), 7 ,I, Application to Conduct Affairs (Non Profin_ • $175.00 I $210. w ‘ 1 I IIII • • Application for New Authority I $175.00 I $21o.Pi.„ Application for Registration I $150.00 • I $185.01 “—— • Articles of Amendment I $ 25.00 • $ 60.00 ‘ — : • I Articles of Amendment & Restatement I $ 25.00 JU $ 60.00 ip Articles of Correction II $ 25.00 II $ 60.00 • 1111 • Articles of Mer. erlShare Exchan!e I II $100.00 ill $135.00 Articles of Merger (Limited Liability Comp9Dy) MI $ 50.00 INI $ 85.00 Affidavit of Publication • $ 0.00 $ 35.00 0 CORPORATIONS -Certified Copies* •if copies are for different entities the Expedite fee applies to each entity El $5.00 Each ( ) (Enter Quantity) I:: $40.00 ( ) (Enter Quantity) E LLCs—Certified Copies- If copies are for different entitles the Expedite fee applies to each entity 0$10.00 Each (__) (Enter Quantity) 1:$45.00 () (Enter Quantity) 0 Good Standing Certificate* *If Good Standing Certificates are for different entities the Expedite fee applies to each entity 0 $10.00 Each ( ) (Enter Quantity) Ess.00 ( ,) (Enter Quantity) 0 Other: r— Regular Fee 0Expedite Fee